SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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[ ]	Definitive Proxy Statement.

[ ]	Definitive Additional Materials.

[ ]	Soliciting Material Pursuant to Sec. 240.14a-12.

Praxis Mutual Funds

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Praxis Mutual Funds

1110 N. Main Street

Goshen, IN 46528

March 25, 2021

Dear Valued Shareholder:

A special meeting of shareholders of the Praxis International Index Fund is scheduled to be held on April 30, 2021. The purpose of the meeting is to obtain shareholder approval of a new investment sub-advisory agreement for the Praxis International Index Fund. The new agreement is with the Fund’s current sub-adviser and extends the terms of the existing arrangement. Shareholder approval is needed due to regulatory requirements relating to a business transaction involving the Fund’s current sub-adviser.

If you were a Praxis International Index Fund shareholder of record on February 26, 2021, you are entitled to vote on the proposal.

Your vote is extremely important. Please review the enclosed proxy statement and vote your shares at your earliest convenience. Instructions explaining how to vote are provided on your proxy card.

The Board of Trustees unanimously recommends that shareholders vote “FOR” the proposal.

If you would like additional information about this proxy statement, please call 1-877-478-5044.

Thank you for your attention to this matter and for your continuing support for the Praxis Mutual Funds.

Sincerely,

/s/ Chad M. Horning

Chad M. Horning
President, Praxis Mutual Funds

Praxis Mutual Funds

1110 N. Main Street

Goshen, IN 46528

Notice of Special Meeting of Shareholders of Praxis International Index Fund

Scheduled to be held on April 30, 2021

NOTICE IS HEREBY GIVEN that a special meeting of shareholders of the Praxis International Index Fund (“Special Meeting”) is scheduled to be held at 2:00 p.m. ET on April 30, 2021, telephonically via conference call. You are cordially invited to attend the Special Meeting.

The Special Meeting, including any postponements or adjournments, is being held to act on the following proposal (“Proposal”), as further described in the enclosed Proxy Statement:

1.	To approve a new investment sub-advisory agreement between Everence Capital Management, Inc. and Aperio Group, LLC, for the Praxis International Index Fund.

Shareholders of record at the close of business on February 26, 2021 (“Record Date”) are entitled to notice of the Special Meeting and to vote on the Proposal. The Board of Trustees unanimously recommends that shareholders vote “FOR” the proposal.

Your vote is important no matter how many shares you own. Please vote at your earliest convenience in advance of the Special Meeting, even if you plan to attend the meeting. You may vote via telephone or the internet, or through the mail using the self-addressed postage-paid envelope. Instructions explaining how to vote are provided on your proxy card.

By Order of the Board of Trustees

/s/ Marlo J. Kauffman
Marlo J. Kauffman
Vice President and Secretary, Praxis Mutual Funds

March 25, 2021

Praxis Mutual Funds

1110 N. Main Street

Goshen, IN 46528

PROXY STATEMENT

TABLE OF CONTENTS

Introduction	1
Proposal: To Approve a New Investment Sub-Advisory Agreement	1
Additional Information about the Sub-Adviser	5
Voting Requirements	5
General Information	7
Appendix A - Investment Sub-Advisory Agreement	A-1

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS OF THE PRAXIS INTERNATIONAL INDEX FUND
TO BE HELD ON APRIL 30, 2021

INTRODUCTION

This proxy statement (“Proxy Statement”) is being furnished to you in connection with the solicitation of proxies by the Board of Trustees (“Board of Trustees”) of Praxis Mutual Funds (“Trust”) on behalf of the Praxis International Index Fund (“Fund”), a series of the Trust, to be voted at a special meeting (“Special Meeting”) of shareholders of the Trust scheduled to be held on April 30, 2021. This Proxy Statement is first being mailed to shareholders on or about March 25, 2021.

We are sensitive to the health and travel concerns shareholders may have due to COVID-19, and the protocols that federal, state, and local governments have imposed. As a result, the Special Meeting will be conducted as a “virtual” meeting via telephone conference in lieu of convening an “in-person” meeting. If you plan to attend the meeting virtually, you must register in advance to ensure that you have access. Information about how to register is provided below in this proxy statement.

PROPOSAL: TO APPROVE A NEW INVESTMENT SUB-ADVISORY AGREEMENT

The Special Meeting is being held to obtain shareholder approval of a new investment sub-advisory agreement for the Praxis International Index Fund. The new agreement is with the Fund’s current investment sub-adviser. Regulatory requirements relating to a business transaction involving the Fund’s current sub-adviser resulted in a termination of the Prior Sub-Advisory Agreement. Shareholder approval of the new agreement will allow the Fund’s current sub-adviser to continue to provide investment sub-advisory services to the Fund.

Aperio Group, LLC (“Sub-Adviser”) has served as the investment sub-adviser to the Fund since the Fund’s commencement of investment operations on December 31, 2010 and no changes to that role are contemplated by the Proposal.

No changes are contemplated to the investment sub-advisory services to be provided or the sub-advisory fees to be paid for those services, and all other terms and conditions of the new agreement are substantially identical to those of the prior agreement.

Prior Sub-Advisory Agreement

The Investment Company Act of 1940 (“1940 Act”) is the principal statute regulating the operations of mutual funds like the Praxis International Index Fund. In accordance with the 1940 Act, investment sub-advisory services are permitted to be provided to a mutual fund only if they are provided in accordance with the terms of a written contract that meets certain formal requirements, including that: (i) the agreement is approved by the vote of a majority of the fund’s outstanding shares prior to its initial use, (ii) after the agreement’s initial term of no more than two years, its continuation is approved at least annually by the fund’s board of trustees, and (iii) the agreement provides, in substance, that it will terminate automatically upon its “assignment.” A transaction that results in a change of control of an investment sub-adviser, like the one recently completed by the Sub-Adviser (as described below), constitutes an “assignment” that automatically terminates the investment sub-advisory agreement.

Change of Control Transaction

Aperio Holdings, LLC ("Holdings"), the parent company of the Sub-Adviser, entered into an Agreement and Plan of Merger with BlackRock, Inc. ("BlackRock"), whereby BlackRock acquired all of the outstanding equity interests of Holdings via a merger transaction (“Transaction”), the result of which was that the Sub-Adviser became an indirect wholly-owned subsidiary of BlackRock. The Transaction closed on February 1, 2021, and resulted in a change of control of the Sub-Adviser.

Because the closing of the Transaction resulted in a change of control of the Sub-Adviser, it caused the termination of the Prior Sub-Advisory Agreement effective February 1, 2021.

Interim Sub-Advisory Agreement

In anticipation of the closing of the Transaction, the Board of Trustees took steps to ensure that the Fund would continue to receive investment sub-advisory services of the same nature and quality as it had been receiving from the Sub-Adviser. At a video-conference meeting on January 14, 2021 (“January Meeting”), the Board of Trustees approved an interim investment sub-advisory agreement (“Interim Sub-Advisory Agreement”), which became effective immediately upon the closing of the Transaction on February 1, 2021. In accordance with applicable legal requirements, the Interim Agreement has a maximum term of 150 days, which is intended to allow sufficient time for shareholders to approve a new, longer-term agreement.

New Sub-Advisory Agreement

At a video-conference meeting on February 24-25, 2021 (“February Meeting”), the Board of Trustees unanimously approved the New Sub-Advisory Agreement. They also unanimously recommended that shareholders approve the New Sub-Advisory Agreement and authorized the officers of the Fund to take steps to seek to obtain shareholder approval (including preparing and sending this Proxy Statement and holding the Special Meeting).

The sub-advisory fees payable under the New Sub-Advisory Agreement are the same as the sub-advisory fees payable under the Prior Sub-Advisory Agreement, and the other terms and conditions of the New Sub-Advisory Agreement are substantially identical to those of the Prior Sub-Advisory Agreement.

Under the New Sub-Advisory Agreement, the Sub-Adviser will be obligated to provide the same services, and be held to the same standard of care, as is provided for under the Prior Sub-Advisory Agreement and the Interim Sub-Advisory Agreement. For example, subject to the supervision of the Board of Trustees and the Adviser, the Sub-Adviser will assist the Adviser in providing a continuous investment program for the Fund, including investment research and management with respect to securities and investments and cash equivalents in the Fund (other than investments made at the direction of the Adviser in notes issued by organizations that use the note proceeds to fund community development programs by making below-market rate loans to approved community development organizations (“CDI Notes”) and related equity index futures). The Sub-Adviser will provide services under the New Sub-Advisory Agreement in accordance with the Fund’s investment objective, policies and restrictions as stated in the Fund’s current prospectus and statement of additional information, as well as in accordance with the provisions of the Fund’s Declaration of Trust and By-laws. The services will be non-exclusive, so the Sub-Adviser will be permitted to furnish similar services to others so long as its services to the Fund under the New Sub-Advisory Agreement are not impaired. The Sub-Adviser generally will not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with providing its services, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under the agreement. A copy of the New Sub-Advisory Agreement is attached as Appendix A.

If the New Sub-Advisory Agreement is approved by shareholders at the Special Meeting, it will become effective on May 1, 2021. The New Sub-Advisory Agreement provides that it will remain in force for an initial term ending on December 31, 2022, and that it will continue in effect from year to year thereafter, subject to annual approval by the Trustees, including by a majority of the Independent Trustees, in accordance with procedural requirements under the 1940 Act.

Compensation to Sub-Adviser

As noted above, the sub-advisory fees payable under the New Sub-Advisory Agreement are the same as the sub-advisory fees payable under the Prior Sub-Advisory Agreement and the Interim Sub-Advisory Agreement.

Under the New Sub-Advisory Agreement, the Sub-Adviser will continue to receive a fee, computed daily and paid monthly, at an annual rate of 0.13% of the Fund’s average daily net assets. This is the same fee schedule that is in effect under the Interim Sub-Advisory Agreement and that was in effect under the Prior Sub-Advisory Agreement immediately prior to the closing of the Transaction. It reflects a rate reduction that went into effect on January 1, 2020. For purposes of these calculations, assets invested in CDI Notes and related equity index futures at the direction of the Adviser are excluded from the amount on which the Sub-Adviser is compensated. For services rendered during the past two calendar years pursuant to the Prior Sub-Advisory Agreement, the Adviser paid the Sub-Adviser fees totaling $405,7230 for 2019 and $367,932 for 2020. The Fund made no material payments to the Sub-Adviser or to any affiliated person of the Sub-Adviser during the past two calendar years.

Differences Between the Sub-Advisory Agreements

As noted above, the terms and conditions of the New Sub-Advisory Agreement are substantially identical to those of the Prior Sub-Advisory Agreement, although there are several minor differences: (i) the effective dates are different; (ii) the initial term expiration dates are different; (iii) several of the whereas clauses, which provide historical context for the agreements, are different; and (iv) the notice provision in the New Sub-Advisory Agreement contains the current contact information for each party.

In contrast to the New Sub-Advisory Agreement and Prior Sub-Advisory Agreement, the Interim Sub-Advisory Agreement contains an escrow provision required under the 1940 for these types of interim sub-advisory agreements. The compensation earned by the Sub-Adviser must be held in an interest-bearing escrow account with the Fund’s custodian or another bank, payable upon approval of the Proposal. If the Proposal is not approved, the Sub-Adviser will be paid upon the expiration of the 150 day term, the lesser of its costs incurred in providing the services, plus interest, or the amount in the escrow account.

Board Considerations

At its February Meeting, the Board of Trustees unanimously approved the New Sub-Advisory Agreement and recommended furnishing it to shareholders for approval. In reaching their determinations, the Trustees considered information furnished to them throughout the year at regular and special Board meetings, as well as information about the Transaction and Sub-Adviser considered at its January and February Meetings, which were called for the specific purpose of considering these matters.

In determining to approve the New Sub-Advisory Agreement and to recommend shareholder approval of the agreement, the Trustees reviewed and evaluated all of this information and factors they believed, in light of legal advice furnished to them by independent legal counsel and through the exercise of their own business judgment, to be relevant and appropriate. The Board’s determinations were not based on any single factor and each Trustee may have weighed certain factors differently.

Factors that were considered by the Trustees include:

•	Nature, extent and quality of the services to be provided by the Sub-Adviser. The Board of Trustees noted that the terms of the New Sub-Advisory Agreement are substantially identical to the terms of the Prior Sub-Advisory Agreement, with the exceptions noted above in the section titled “Differences Between the Sub-Advisory Agreements.” The Board of Trustees considered the nature, extent and quality of services the Sub-Adviser provides to the Fund. Among other things, the Board of Trustees considered the Sub-Adviser’s experience in providing the investment strategy used by the Fund and in serving as Sub-Adviser to the Fund, including the experience of senior personnel at the Sub-Adviser providing portfolio management and other services to the Fund. In this regard, the Board of Trustees noted that the Sub-Adviser indicated that it does not expect the Transaction to cause any changes to the composition of the Fund’s portfolio management team or any changes to the investment process used by the Sub-Adviser to implement the Fund’s investment strategy. The Board of Trustees considered the Sub-Adviser’s compliance capabilities, including its compliance record with respect to the Fund and information about its post-Transaction compliance program, including representations made by Aperio about the continued effectiveness of the compliance program following the Transaction, and the quality of communication among the Adviser, the Sub-Adviser and the Board of Trustees. The Board of Trustees considered the Sub-Adviser’s compliance with the Fund’s investment objective and policies, as well as its implementation of the Fund’s principal investment strategy. The Board of Trustees considered the Sub-Adviser’s track record and experience providing portfolio management services to the Fund. The Board of Trustees considered the Sub-Adviser’s responsiveness in addressing Board questions and requests. The Board of Trustees considered that the change of control of the Sub-Adviser resulting from the Transaction creates certain risks relating to the provision of sub-advisory services by the Sub-Adviser, and noted steps the Sub-Adviser indicated it was taking to mitigate those risks, including steps to retain key personnel. The Board of Trustees also considered that the Sub-Adviser represented that the Sub-Adviser expects the scope and quality of services Aperio will provide under the New Sub-Advisory Agreement will be consistent with the scope and quality of services it provided under the Prior and Interim Sub-Advisory Agreements. Based on these and other considerations, the Board of Trustees concluded that, under the circumstances, it was generally satisfied with the nature, extent and quality of the services that the Sub-Adviser has provided under the Prior Sub-Advisory Agreement and Interim Sub-Advisory Agreement and the services that the Sub-Adviser is expected to provide under the New Sub-Advisory Agreement.

•	Investment performance of the Fund and the Sub-Adviser. The Board of Trustees considered the Fund’s investment performance in light of the Fund’s objectives, strategies and risks, as disclosed in the Fund’s current prospectus. The Board of Trustees reviewed historical performance information for the Fund and considered the Fund’s historical performance relative to its benchmark and peer group. For example, the Board of Trustees considered that the investment performance of the Fund was within the forecasted tracking error, relative to its benchmark index, for the one-, three- and five-year periods ending December 31, 2020. The Board of Trustees evaluated Fund performance gross and net of fees. The Board of Trustees also considered the extent to which the Fund’s values-based and ESG screens impacted performance. Based on these and other considerations, the Board of Trustees concluded that the Fund’s investment performance was generally in line with expectations.

•	Fees. The Board of Trustees considered the sub-advisory fees charged by the Sub-Adviser against certain comparative fee information provided by the Sub-Adviser. The Board of Trustees noted that the Sub-Adviser had agreed to a rate reduction that became effective on January 1, 2020, and that this existing rate will remain in effect under the New Sub-Advisory Agreement. Based on these and other considerations, the Board of Trustees concluded that the fees to be paid to the Sub-Adviser for the services expected to be furnished under the New Sub-Advisory Agreement are fair and reasonable.

•	Costs of Services and Profitability of the Sub-Adviser. The Board of Trustees considered the cost and profitability information provided by the Sub-Adviser for the November Meeting and more recent information provided by the Sub-Adviser for the February Meeting. Based on these and other considerations, the Board of Trustees concluded that the profitability was reasonable in light of the competitiveness of the sub-advisory fees and the services provided.

•	Other Benefits. The Board of Trustees considered the extent to which the Sub-Adviser or its affiliates would derive other benefits, including soft dollar credits or other similar benefits, from the Sub-Adviser’s relationship with the Fund. The Board of Trustees noted that the Sub-Adviser does not generate soft dollar credits from Fund transactions. The Board of Trustees concluded that Sub-Adviser does not appear to derive material benefits from its relationship with the Fund other than from the receipt of sub-advisory fees and potential benefits from its association with the Fund and the Adviser.

•	Extent to which economies of scale might be realized as the Fund grows and whether fee levels reflect these economies of scale for the benefit of Fund shareholders. The Board of Trustees considered that the Sub-Adviser had agreed to a rate reduction effective on January 1, 2020, thereby effectively sharing economies of scale with the Fund.

•	Costs Associated with the Special Meeting. The Board of Trustees considered that that the Sub-Adviser has agreed to bear the costs and expenses that would otherwise be incurred by the Fund with regard to preparing, filing and mailing this Proxy Statement and related materials, soliciting proxies and holding the Special Meeting.

After carefully considering this matter, the Board of Trustees unanimously determined to approve the New Sub-Advisory Agreement and to recommend its approval to Fund shareholders. The Board is optimistic that shareholders will approve the New Sub-Advisory Agreement, however, if it is not approved by shareholders, the Trustees will consider what if any alternatives to liquidating the Fund might be available.

The Board of Trustees unanimously recommends that shareholders vote “FOR” the Proposal.

ADDITIONAL INFORMATION ABOUT THE SUB-ADVISER

Other Registered Investment Companies Managed by the Sub-Adviser

The following table contains certain information about other registered investment companies sub-advised by the Sub-Adviser that invest primarily in non-U.S. securities. Neither of these investment companies has the same principal investment strategy as the Fund.

Fund Name	Net Assets as of 12/31/20 (in thousands)	Fee Schedule[1]
Adara Smaller Companies Fund	$76,365	0.15%
Aquarius International Fund	$59,658	0.15%
Aspiriant Risk Managed Global Equity Allocation Fund	$234,194	0.20% up to $50 million 0.15% above $50 million up to $150 million 0.08% above $150 million

[1]	The Adara Smaller Companies Fund and Aquarius International Fund are subject to minimum annual sub-advisory fees of $35,000 and the Aspiriant Fund is subject to a minimum annual sub-advisory fee of $100,000. The Aquarius Fund and Aspiriant Fund are organized in sleeves. The rates of compensation are expressed as a percentage of a fund’s average daily net assets with respect to the portion of each fund’s assets that is managed by the Sub-Adviser.

VOTING REQUIREMENTS

Shareholders Entitled to Vote

The Trustees have fixed the close of business on February 26, 2021 as the record date (“Record Date”) for the Special Meeting. Shareholders of record at the close of business on the Record Date are entitled to Notice of the Special Meeting and to vote on the Proposal and any other matter that properly comes before the Special Meeting.

As of the Record Date there were _____ shares of the Fund outstanding.

Quorum

Quorum is the minimum percentage of shares that must be present at the Special Meeting to conduct business at the Special Meeting. Quorum varies based on the item being considered. Quorum necessary to consider the Proposal is 50% of the outstanding shares as of the Record Date. Quorum for considering adjournments is the number of shares present at the meeting.

Votes Needed for Approval of the Proposal

Approval of the Proposal requires the affirmative vote of at least 67% of the votes present at the Special Meeting or __________ total votes, whichever is less.

How Votes will be Counted

Each whole share of the Fund is entitled to one vote as to any matter on which it is entitled to vote and each fractional share is entitled to a proportionate fractional vote.

A proxy, if properly executed, duly submitted and not revoked, will be voted in accordance with the specifications thereon. A proxy that is properly executed but has no voting instructions for the Proposal will be voted in favor of the Proposal. Abstentions and “broker non-votes” will be counted as shares present for purposes of determining whether a quorum is present but not as votes cast, which will have the same effect as a vote against the Proposal. “Broker non-votes” are shares held by a broker or nominee for which an executed proxy is received by the Fund, but are not voted as to the Proposal because instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power.

How to Vote

Shareholders may vote via telephone, internet or mail, in accordance with the instructions provided on the enclosed proxy card. Even if you plan to attend the Special Meeting, please vote in advance of the Special Meeting at your earliest convenience. That helps ensure a quorum is present, which could reduce costs by avoiding potential adjournments. Voting instructions must be received by __________ ET on April 30, 2020, or properly submitted at the allotted time during the Special Meeting. If you plan to vote at the Special Meeting, in addition to joining the telephone conference call, you will need to log into __________ near the start of the meeting, as shareholder voting during the meeting will be conducted via the internet at the allotted time.

Revoking a Proxy or Changing a Vote

A shareholder may revoke a proxy (or change a previously submitted vote) prior to its tabulation at the Special Meeting by: (i) filing with the Secretary of the Trust a written instrument revoking the proxy, (ii) submitting a proxy bearing a later date, or (iii) attending and voting at the Special Meeting.

How to Register and Attend the Meeting

In light of COVID-19, we are sensitive to the public health and travel concerns shareholders may have and the protocols that federal, state, and local governments have imposed. As a result, the Special Meeting will be conducted as a “virtual” meeting via telephone conference in lieu of an “in-person” meeting. If you plan to attend the Special Meeting, you must register in advance to ensure that you have access to the meeting. To register: __________.

Adjournment of the Special Meeting

The Special Meeting may be adjourned from time to time by a majority of the votes properly cast upon the question of adjourning the Special Meeting to another date and time, whether or not a quorum is present, and the Special Meeting may be held as adjourned within a reasonable time after the date set for the original meeting without further notice.

Method of Solicitation

No proxy solicitor has been retained. The principal solicitation will be by mail. In addition to solicitation through the mail, proxies may be solicited by officers, employees or agents of the Fund by telephone, internet or in person at no cost to the Fund.

Five Percent Owners of Fund Shares

As of the Record Date, the following person(s) owned of record or were known by the International Fund to own beneficially 5% or more of the Fund’s shares:

Class	Name and Address	Number of Shares Owned	Percentage of Class Outstanding (%)
Class A	CHARLES SCHWAB & CO INC SPECIAL CUSTODY A/C FBO CUSTOMERS ATTN MUTUAL FUNDS 211 MAIN ST SAN FRANCISCO CA 94105-1905	250,904.235	29.15%
	NATIONAL FINANCIAL SERVICES LLC 499 WASHINGTON BLVD FL 4TH JERSEY CITY NJ 07310-1995	84,218.458	9.79%
Class I	MMATCO LLP NOMINEE FOR MMA TRUST COMPANY P O BOX 483 1110 N MAIN ST GOSHEN IN 46527-0483	8,350,622.292	34.66%

GREAT-WEST TRUST COMPANY LLC TTEE FBO MENNONITE RETIREMENT TRUST C/O FASCORE LLC 8515 E ORCHARD RD 2T2 GREENWOOD VILLAGE CO 80111-5002	6,418,523.498	26.64%
EVERENCE CAPITAL MANAGEMENT INC FBO MMA PRAXIS GROWTH ALLOCATION PORTFOLIO PO BOX 483 GOSHEN IN 46527-0483	3,031,526.620	12.58%
MENNONITE FOUNDATION PO BOX 483 GOSHEN IN 46527-0483	2,855,127.016	11.85%
CHARLES SCHWAB & CO INC SPECIAL CUSTODY A/C FBO CUSTOMERS ATTN MUTUAL FUNDS 211 MAIN ST SAN FRANCISCO CA 94105-1905	1,229,424.368	5.10%

Ownership of Fund Shares by Trustees and Officers

As of the Record Date, all Trustees and Fund officers as a group owned of record or beneficially less than 1% of the outstanding shares of the Fund. The Trustees intend to vote all of their shares in favor of the Proposal.

GENERAL INFORMATION

Investment Adviser

The Fund’s principal investment adviser is Everence Capital Management, Inc. (“Adviser”), 1110 North Main Street, Goshen, Goshen IN 46528. The Adviser is an investment management firm that pursues company selection informed by values and ESG factors, shareholder advocacy and community investing to make a positive impact on the world. As of December 31, 2020, the Adviser had approximately $ 1.9 billion of assets under management.

Sub-Adviser

The Fund’s investment sub-adviser is Aperio Group, LLC (“Sub-Adviser”), Three Harbor Drive, Suite 204, Sausalito, CA 94965. The Sub-Adviser is a quantitative/index-oriented investment management firm, specializing in three areas: active tax management, factor tilts, and Socially Responsive Indexing/ ESG. As of December 31, 2020, the Sub-Adviser had approximately $41.5 billion of assets under management.

The principal executive officers of the Sub-Adviser are Ran Leshem and Liz Michaels. Prior to serving as co-heads of Aperio effective February 1, 2021, Mr. Leshem served as Chief Investment Officer of Aperio and in other investment and operational roles since 2006, and Ms. Michaels served as Chief of Staff, head of ESG, and other roles at Aperio since 2007. The Sub-Adviser does not have a board of directors. The Sub-Adviser does not have a board of directors. Aperio is an indirect, wholly owned subsidiary of BlackRock Investment Management, LLC (“BIM”). The name and principal occupation of each officer of BIM is provided in the following table.

Name	Address	Principal Occupation
Ran Leshem	3 Harbor Drive, Suite 204, Sausalito, CA 94965	Co-Head of Aperio
Liz Michaels	3 Harbor Drive, Suite 204, Sausalito, CA 94965	Co-Head of Aperio
Laurence Douglas Fink	One University Square Dr., Princeton, NJ 08540	Chief Executive Officer, BlackRock Investment Management, LLC (“BIM”)
Robert Steven Kapito	One University Square Dr., Princeton, NJ 08540	President, BIM
Gary Stephen Shedlin	One University Square Dr., Princeton, NJ 08540	Chief Financial Officer, BIM
Robert Lawrence Goldstein	One University Square Dr., Princeton, NJ 08540	Chief Operating Officer, BIM
Charles Choon Sik Park	One University Square Dr., Princeton, NJ 08540	Chief Compliance Officer, BIM
Christopher Joseph Meade	One University Square Dr., Princeton, NJ 08540	General Counsel and Chief Legal Officer, BIM

Administrator. The Fund’s administrator is Foreside Management Services, LLC, Three Canal Plaza, Suite 100, Portland, ME 04104.

Principal Underwriter. The Fund’s principal underwriter is Foreside Financial Services, LLC, Three Canal Plaza, Suite 100, Portland, ME 04104.

Custodian. The Fund’s custodian is U.S. Bank Global Fund Services, 1555 N. Rivercenter Dr., MK-WI-S302, Milwaukee, WI 53212.

Transfer Agent. The Fund’s transfer agent and dividend disbursing agent is U.S. Bank Global Fund Services, P.O. Box 701, Milwaukee, WI 53201-0701.

Proxy Administrator. AST Fund Solutions, LLC, 48 Wall Street, 22nd Floor, New York, NY 10005, has been retained, at the expense of the Sub-Adviser, to assist with voting instruction activities (including assembly and mailing of materials to shareholders and tallying the votes).

Other Business to be Conducted at the Special Meeting

Neither the Trust nor the Board of Trustees knows of any matters to be presented at the Special Meeting other than the Proposal. If other business should properly come before the Special Meeting, which is unlikely, the proxy holders will vote thereon in accordance with their respective judgment.

Submitting a Shareholder Proposal

The Trust is not required to hold regular annual shareholder meetings. Shareholders wishing to submit proposals for inclusion in a future proxy statement for a future meeting may send their written proposals to: Secretary of the Trust, c/o Everence Capital Management, Inc., 1110 North Main Street, Goshen, IN 46528. Shareholder proposals must be received by the Trust within a reasonable period of time before any such meeting in order for the proposals to be considered. Shareholders also must comply with certain procedural requirements. The timely submission does not guarantee inclusion.

Costs Associated with the Special Meeting

The Sub-Adviser has agreed to bear the costs and expenses that would otherwise be incurred by the Fund with regard to preparing, filing and mailing this Proxy Statement and related materials, soliciting proxies and holding the Special Meeting.

Commissions Paid to Affiliates

For the year ended December 31, 2020 no commissions on Fund portfolio transactions were paid to the Adviser, the Sub-Adviser, the Distributor, the Administrator, or any of their affiliates.

Board Approvals

All but one of the current Trustees are Independent Trustees, meaning they are not “interested persons” of the Fund, Adviser, Sub-Adviser or Distributor, and that they are not parties to the Fund’s advisory or sub-advisory agreements. The “interested” Trustee is the chief executive officer of the Adviser. All Board approvals that are described in this Proxy Statement, such as the determination to approve the Proposal and recommend shareholder approval of the Proposal, were approved unanimously by all of the Trustees, including all of the Independent Trustees.

Contacting the Board of Trustees

Shareholders wishing to submit written communications to the Board of Trustees should send their communications to Praxis Mutual Funds Board of Trustees, c/o Everence Capital Management, Inc., 1110 North Main Street, Goshen, IN 46528.

Copies of Shareholder Reports

The Trust’s annual report for the fiscal year ended December 31, 2020 was previously sent to shareholders and is available online at www.praxismutualfunds.com. Copies of the report are available without charge upon request by contacting the Trust by:

Regular mail:	Praxis Mutual Funds c/o U.S. Bank Global Fund Services P.O. Box 701 Milwaukee, WI 53201-0701

Telephone:	1-800-977-2947

Shareholders at the Same Address

Shareholders who share an address and who have consented to receive one copy of each shareholder report and proxy statement, rather than a separate copy for each shareholder at that address, will receive one copy of this proxy statement, unless the Trust has received contrary instructions from at least one of the shareholders at that address. Additional copies of this proxy statement are available without charge by contacting the Trust at the above address or telephone number. In addition, shareholders who share an address and currently receive multiple copies of each shareholder report and proxy statement may contact the Trust at the above address or telephone number to request a single copy of each.

TO HELP ENSURE THE PRESENCE OF A QUORUM AT THE SPECIAL MEETING, PLEASE:

⮚	PROMPTLY EXECUTE AND RETURN THE ENCLOSED PROXY CARD IN THE MAIL.

(A self-addressed, postage-paid envelope is enclosed for your convenience)

OR

⮚	VOTE TELEPHONICALLY USING THE NUMBER ON THE PROXY CARD.

(Follow the instructions on your proxy card)

OR

⮚	VOTE ON THE WEBSITE LISTED ON THE PROXY CARD

(Follow the instructions on your proxy card)

PLEASE NOTE: UNLESS SUBMITTED DURING THE ALOTTED TIME AT THE SHAREHOLDER MEETING, VOTES MUST BE RECEIVED IN ADVANCE OF THE SPECIAL MEETING. VOTES CAST BY MAIL MUST BE RECEIVED AT THE ADDRESS SHOWN ON THE ENCLOSED POSTAGE PAID ENVELOPE. PLEASE VOTE AT YOUR EARLIEST CONVENIENCE.

EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE VOTE YOUR SHARES IN ADVANCE. THAT HELPS ENSURE A QUORUM IS PRESENT, WHICH COULD REDUCE COSTS BY AVOIDING POTENTIAL ADJOURNMENTS.

/s/ Marlo J. Kauffman

Marlo J. Kauffman
Vice President and Secretary, Praxis Mutual Funds

March 25, 2021

Appendix A

INVESTMENT SUB-ADVISORY AGREEMENT

AGREEMENT made this 1st day of May, 2021, between Everence Capital Management Inc. (the “Adviser”), and Aperio Group, LLC (the “Sub-Adviser”)

WHEREAS, Praxis Mutual Funds (the “Trust”) is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, Praxis International Index Fund (the “Fund”) is a separate investment series of the Trust; and

WHEREAS, the Adviser currently serves as investment adviser to the Fund; and

WHEREAS, the Sub-Adviser currently serves as investment sub-adviser to the Fund pursuant to an interim sub-advisory agreement dated February 1, 2021 (“Interim Agreement”); and

WHEREAS, the Interim Agreement will terminate on or before July 1, 2021; and

WHEREAS, the Adviser and the Sub-Adviser are each duly registered with the Securities and Exchange Commission (the “Commission”) as investment advisers and their respective registrations are current and in good order; and

WHEREAS, the Adviser desires to retain the Sub-Adviser to assist it in the provision of a continuous investment program for the Fund; and

WHEREAS, the Sub-Adviser is willing to furnish such services upon terms and conditions herein set forth;

WHEREAS, the Board of Trustees of the Trust (the “Board”) and the Fund’s existing shareholder(s) have approved this Agreement in accordance with the 1940 Act; and

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows;

1. Appointment. The Adviser hereby appoints the Sub-Adviser to act as sub-adviser to the Fund. Intending to be legally bound, the Sub-Adviser accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

2. Sub-Advisory Services. Subject to the supervision of the Board and the Adviser, the Sub-Adviser shall assist the Adviser in providing a continuous investment program with respect to the Fund’s portfolio, including investment research and management with respect to all securities and investments and cash equivalents in the Fund, except as otherwise provided in Section 6 herein. The Sub-Adviser may determine the securities and investments to be purchased, sold or retained by the Fund in accordance with the Adviser’s stewardship investing guidelines. In cooperation with the Sub-Adviser, the Adviser will provide guidance regarding individual securities and/or sectors that shall not be purchased for the Fund and reserves the right to remove securities from the Fund that do not meet the Adviser’s social screens. The Sub-Adviser may place orders directly with the issuer or any broker or dealer for such securities and investments. The Sub-Adviser will provide services under this Agreement in accordance with the Fund’s investment objective, policies and restrictions as stated in the Fund’s currently effective prospectus and statement of additional information, the Trust’s Declaration of Trust and By-laws, each as amended from time to time, and resolutions of the Board applicable to the Fund, each as provided to the Sub-Adviser by the Adviser. The Sub-Adviser shall have authority to enter into and execute agreements on behalf of the Fund relating to the acquisition or disposition of investment assets and the execution of portfolio transactions pursuant to the Sub-Adviser’s management of the Fund under this Agreement. Such agreements may include foreign exchange contracts and other transactional agreements. Nothing contained herein, however, shall be deemed to authorize the Sub-Adviser to take or receive physical possession of any cash or securities held in the Fund, it being intended that sole responsibility for safekeeping thereof (in such investments as the Sub-Adviser shall direct) and the consummation of all such purchases, sales, deliveries, and investments made pursuant to the Sub-Adviser’s direction shall rest upon the custodian for the Fund. The parties hereto also agree that the Sub-Adviser shall not receive or vote proxies or other similar solicitations on behalf of the Fund and that such proxies and other similar solicitations shall be voted by the Adviser in accordance with its procedures. The Sub-Adviser warrants that all actions taken in the exercise of the power herein granted to the Sub-Adviser will be taken solely and exclusively for the benefit of the Fund.

Without limiting the generality of the foregoing, the Sub-Adviser further agrees that it:

A.	will use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

B.	will conform with all applicable rules and regulations of the Commission under the 1940 Act and in addition will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to the investment advisory activities of the Sub-Adviser;

C.	will place or cause to be placed orders for the Fund either directly with the issuer or with any broker or dealer. In placing orders with brokers and dealers, the Sub-Adviser will attempt to obtain prompt execution of orders in an effective manner at the most favorable price. Consistent with this obligation and to the extent permitted by the 1940 Act, when the execution and price offered by two or more brokers or dealers are comparable, the Sub-Adviser may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide the Sub-Adviser with research advice and other services. In no instance will portfolio securities be purchased from or sold to the Trust’s principal underwriter, the Adviser, the Sub-Adviser or any affiliated person of the Trust, the Trust’s principal underwriter, the Sub-Adviser or the Adviser, except to the extent permitted by the 1940 Act and the Commission. The Adviser shall provide to the Sub-Adviser a list of each affiliate of the Adviser and the Trust immediately upon entering into this Agreement, or shall have provided such list prior to entry into this Agreement, and shall notify the Sub-Adviser immediately in writing in the event of any changes to such list. Any action taken for the purpose of this Agreement by the Adviser and/or the Fund, at the discretion of either or both, with regard to the placement of securities transactions shall be the Adviser’s and the Fund’s sole liability and responsibility, including the performance of any broker.

The Sub-Adviser may use one or more of its affiliated persons, or other parties related to the Sub-Adviser, as brokers for effecting securities transactions for the Fund, and pay, on behalf of the Fund, fair and reasonable brokerage commissions therefor, but only in accordance with procedures adopted by the Fund pursuant to Rule 17e-l;

D.	will maintain or cause to be maintained all books and records with respect to the securities transactions of the Fund and will furnish the Board with such periodic and special reports as the Board may request and allow for inspection of said books and records upon reasonable request;

E.	will treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and the Fund and prior, present, or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, or as required by applicable law, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Sub-Adviser may be exposed to civil and criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust;

F.	will keep the Adviser informed of developments materially affecting the Fund and will, on the Sub-Adviser’s own initiative and as reasonably requested by the Adviser, furnish to the Adviser from time to time whatever information the Adviser reasonably believes appropriate for this purpose;

G.	will maintain and enforce adequate security procedures with respect to all materials, records, documents and data relating to any of its responsibilities pursuant to this Agreement including all means for the effecting of securities transactions;

H.	will immediately notify the Adviser and the Trust in the event that the Sub-Adviser: (i) becomes subject to a statutory disqualification that prevents the Sub-Adviser from serving as an investment adviser pursuant to this Agreement; or (ii) is or expects to become the subject of an administrative proceeding or enforcement action by the Commission or other regulatory authority;

I.	will immediately forward to the Adviser, upon receipt, any correspondence from the Commission or other regulatory authority that relates to the Fund;

J.	will cause the Fund to comply with the requirements of (i) Section 85l(b)(2) of the Internal Revenue Code of 1986, as amended (the “Code”) regarding derivation of income from specified investment activities, and (ii) Section 851(h)(4) of the Code regarding diversification of the Fund’s assets;

K.	will maintain an appropriate compliance program to ensure that the services provided by the Sub-Adviser under this Agreement are performed in a manner consistent with the applicable laws and the terms of this Agreement, including but not limited to Rule 38a-1 under the 1940 Act. The Sub-Adviser agrees to provide such reports and certifications regarding its compliance program as the Adviser or the Trust shall reasonably request from time to time; and

L.	will maintain a written Code of Ethics that complies with the requirements of Rule 17j-l under the 1940 Act. The Sub-Adviser certifies that it has adopted procedures reasonably necessary to prevent its “access persons,” as such term is defined in Rule 17j-l, from violating the Code of Ethics. The Sub-Adviser shall notify the Board upon the adoption of any material change to its Code of Ethics so that the Board, including a majority of the Trustees who are not interested persons of the Trust, may approve such change not later than six months after its adoption by the Sub-Adviser, as required by Rule 17j-l. The Sub-Adviser also shall provide the Trust with a copy of any amendments to its Code of Ethics that do not represent a material change to such Code. Within 45 days of the end of each calendar year while this Agreement is in effect (or more frequently if required by Rule l7j-l or as the Trust may reasonably request), the Sub-Adviser shall provide the Board with a written report that, as required by Rule 17j-1: (i) describes any issue arising under the Sub-Adviser’s Code of Ethics or related procedures since the last report to the Board, including, but not limited to, information about material violations of the Code or related procedures and sanctions imposed in response to material violations, and (ii) certifies that the Sub-Adviser has adopted procedures reasonably necessary to prevent its access persons from violating its Code of Ethics. Upon the written request of the Trust, the Sub-Adviser shall permit the Trust to examine the reports to be made by the Sub-Adviser under Rule 17j-l(d) and the records the Sub-Adviser maintains pursuant to Rule l7j-1(f).

3. Services Generally Not Exclusive. Except as provided herein, the services furnished by the Sub-Adviser hereunder are deemed not to be exclusive, and the Sub-Adviser shall be free to furnish similar services to others so long as it services under this Agreement are not impaired thereby. The Sub-Adviser and its affiliates may give advice and take action in the performance of their duties with respect to any of their clients which may differ from advice given, or the timing or nature of action taken, with respect to the Fund. Nothing in this Agreement shall be deemed to impose upon the Sub-Adviser any obligation to purchase or sell or to recommend for purchase or sale for the Fund any security or other property which the Sub-Adviser or its affiliates may purchase or sell for their own account or for the account of any other client, if in the Sub-Adviser’s sole discretion, such action or such recommendation is undesirable or impractical for the Fund. Nothing in this Agreement shall limit or restrict the Sub-Adviser or its affiliates from trading for their own account. The Sub-Adviser and its affiliates or other clients may have or trade in investments which are at the same time being traded for the Fund. The Sub-Adviser shall have no obligation to acquire for the Fund a position which the Sub-Adviser or its affiliates may acquire for their own or the account of another client, so long as it continues to be the policy and practice of the Sub-Adviser not to favor or disfavor any client or class of clients in the allocation of investment opportunities.

4. Books and Records. In compliance with the requirements of Rule 3la-3 under the l940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust’s request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-l under the 1940 Act.

5. Expenses. During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased for the Fund.

6. Compensation. For the services provided and the expenses assumed with respect to the Fund pursuant to this Agreement, the Sub-Adviser will be entitled to a fee, computed daily and payable monthly, calculated at the annual rate of 0.13% of the Fund’s average daily net assets. The total annual minimum compensation will not be less than $100,000.

For purposes of calculating the fee payable to the Sub-Adviser, “average daily net assets” will exclude those corporate notes issued by organizations that use the note proceeds to fund community development programs by making below-market rate loans to approved community development organizations purchased by the Fund at the direction of the Adviser from time to time (“CDI Notes”), and any and all equity index futures purchased by the Fund at the direction of the Adviser in consideration of the CDI Notes (together, the “Excluded Assets”). The Sub-Adviser does not assume responsibility or liability for managing the Excluded Assets.

7. Limitation of Liability. The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Sub-Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. The federal and state securities laws impose liabilities under certain circumstances on persons who act in good faith, and therefore nothing herein shall in any way constitute waiver or limitation of any rights which the undersigned may have under any federal and state securities laws.

8. Duration and Termination. Unless sooner terminated, this Agreement shall continue until December 31, 2019, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by the Board or vote of the lesser of (a) 67% of the shares of the Fund represented at a meeting if holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy or (b) more than 50% of the outstanding shares of the Fund, provided that in either event its continuance also is approved by a majority of the Trust’s Trustees who are not “interested persons” (as defined in the 1940 Act) of any party to this Agreement (the “Independent Trustees”), by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable without penalty, on 60 days’ notice by the Adviser or the Sub-Adviser, or without penalty at any time by the Board or by vote of the lesser of (a) 67% of the shares of the Fund represented at a meeting if holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy or (b) more than 50% of the outstanding shares of the Fund. This Agreement will terminate automatically in the event of its assignment (as defined in the 1940 Act) or in the event of the termination of the management agreement between the Adviser and the Trust (the “Management Agreement”).

9. Sub-Adviser’s Representations. The Sub-Adviser hereby represents and warrants that it is willing and possesses all requisite legal authority to provide the services contemplated by this Agreement without violation of applicable law and regulations.

The Sub-Adviser further represents and warrants that the Sub-Adviser has reviewed the portion of (i) the registration statement filed with the Commission, as amended from time to time for the Fund (the “Registration Statement”), in the form received from the Adviser with respect to the disclosure about the Sub-Adviser and the Fund of which the Sub-Adviser has knowledge, and except as advised in writing to the Adviser such Registration Statement, including the prospectus and any supplement contain, as of its date, no untrue statement of any material fact of which the Sub-Adviser has knowledge and do not omit any statement of a material fact of which the Sub-Adviser has knowledge which was required to be stated therein or necessary to make the statements contained therein not misleading. The Sub-Adviser further agrees to notify the Adviser of any changes that would cause the Registration Statement, including the prospectus for the Fund to contain any untrue statement of a material fact or to omit to state a material fact which is required to be stated therein or is necessary to make the statements contained therein not misleading, in each case relating to Sub-Adviser and Fund information of which the Sub-Adviser has knowledge.

The Sub-Adviser also represents and warrants that for the entire time this Agreement is in effect and for a period of two years thereafter, the Sub-Adviser will maintain a claims made bond issued by a reputable fidelity insurance company against larceny and embezzlement, covering each officer and employee of the Sub-Adviser, at a minimum level of $3 million which provides coverage for acts or alleged acts which occur during the period of this Agreement. The Adviser acknowledges that the Sub-Adviser’s current claims made bond covers employees only at a level of $1 million and does not currently cover officers and partners. Adviser agrees to waive this requirement at the point of execution based on a commitment by Sub-Adviser to meet the bond requirements within a reasonable time period (not to exceed 60 days).

10. Use of Names.

A.	The Sub-Adviser acknowledges and agrees that the names Praxis, Everence Capital Management and Praxis International Index Fund (whether used by themselves or in combination with other words), and abbreviations or logos associated with those names, are the valuable property of the Adviser and its affiliates; that the Trust, the Adviser and their affiliates have the right to use such names, abbreviations and logos; and that the Sub-Adviser shall use the names Praxis, Everence Capital Management and Praxis International Index Fund, and associated abbreviations and logos, only in connection with the Sub-Adviser’s performance of its duties hereunder. Further, in any written communication with the public and in any marketing communications of any sort, the Sub-Adviser agrees to obtain prior written approval from the Adviser before using or referring to Praxis, Everence Capital Management or Praxis International Index Fund or any abbreviations or logos associated with those names; provided that nothing herein shall be deemed to prohibit the Sub-Adviser from referring to the performance of the Fund in the Sub-Adviser’s marketing material as long as such marketing material does not constitute “sales literature” or “advertising” for the Fund, as those terms are used in the rules, regulations and guidelines of the Commission and the Financial Industry Regulatory Authority.

B.	The Adviser acknowledges and agrees that in any written communication with the public and in any marketing communications of any sort, the Adviser will obtain prior written approval from the Sub-Adviser before referring to the Sub-Adviser or any abbreviations or logos associated with the Sub-Adviser.

11. Indemnifications.

A.	The Sub-Adviser agrees to indemnify and hold harmless the Adviser and the Trust against any losses, expenses, claims, damages or liabilities (or actions or proceedings in respect thereof), to which the Adviser or the Trust may become subject arising out of or based on the breach by the Sub-Adviser of any provisions of this Agreement or any wrongful action by the Sub-Adviser; provided, however, that the Sub-Adviser shall not be liable under this paragraph in respect of any loss, expense, claim, damage or liability to the extent that a court having jurisdiction shall have determined by a final judgment, or independent counsel agreed upon by the Sub-Adviser and the Adviser or the Trust, as the case may be, shall have concluded in a written opinion, that such loss, expense, claim, damage or liability resulted primarily from the Adviser’s or the Trust’s willful misfeasance, bad faith or gross negligence or by reason of the reckless disregard by the Adviser or the Trust of its duties. The foregoing indemnification shall be in addition to any rights that the Adviser or the Trust may have at common law or otherwise. The Sub-Adviser’s agreements in this paragraph shall, upon the same terms and conditions, extend to and inure to the benefit of each person who may be deemed to control the Adviser or the Trust, be controlled by the Adviser or the Trust, or be under common control with the Adviser or the Trust and their affiliates, trustees, officers, employees and agents. The Sub-Adviser’s agreements in this paragraph shall also extend to any of the Trust’s, Fund’s and Adviser’s successors or the successors of the aforementioned affiliates, trustees, officers, employees or agents.

B.	The Adviser agrees to indemnify and hold harmless the Sub-Adviser against any losses, expenses, claims, damages or liabilities (or actions or proceedings in respect thereof), to which the Sub-Adviser may become subject arising out of or based on the breach by the Adviser of any provisions of this Agreement or the Management Agreement, or any wrongful action by the Adviser or its affiliates in the distribution of the Fund’s shares, or any wrongful action by the Trust other than wrongful action that was caused by the breach by the Sub-Adviser of the provisions of this Agreement; provided, however, that the Adviser shall not be liable under this paragraph in respect of any loss, expense, claim, damage or liability to the extent that a court having jurisdiction shall have determined by a final judgment, or independent counsel agreed upon by the Adviser and the Sub-Adviser shall have concluded in a written opinion, that such loss, expense, claim, damage or liability resulted primarily from the Sub-Adviser’s willful misfeasance, bad faith or gross negligence or by reason of the reckless disregard by the Sub-Adviser of its duties. The foregoing indemnification shall be in addition to any rights that the Sub-Adviser may have at common law or otherwise. The Adviser’s agreements in this paragraph shall, upon the same terms and conditions, extend to and inure to the benefit of each person who may be deemed to control the Sub-Adviser, be controlled by the Sub-Adviser or be under common control with the Sub-Adviser and to each of the Sub-Adviser’s and to each such person’s respective affiliates, trustees, officers, employees and agents. The Adviser’s agreements in this paragraph shall also extend to any of the Sub-Adviser’s successors or the successors of the aforementioned affiliates, trustees, officers, employees or agents.

12. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

13. Governing Law. This Agreement shall be governed by and its provisions shall be construed in accordance with the laws of the State of Delaware.

14. Notices. All notices, instructions, or advice permitted or required under this Agreement shall be deemed to have been properly given if sent (i) by registered U.S. mail, first class postage prepaid, return receipt requested, (ii) or by overnight courier, or (iii) by facsimile transmission, all addressed as follows:

If to the Fund:

Attention: Legal Counsel

Everence Capital Management LLC

1110 N. Main Street

Goshen, IN 46526

Fax Number 574-537-6641

If to the Sub-Adviser:

Attention: Legal & Compliance Department

Aperio Group, LLC

Three Harbor Drive

Suite 204

Sausalito, CA 94965

Fax Number: 415-339-4301

15. On behalf of the Fund, the Adviser acknowledges that it received a copy of the Sub-Adviser’s Form ADV, Part II, at least 48 hours in advance of entering into this Agreement.

16. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be effective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement in any other jurisdiction. This Agreement may be signed in counterparts, each of which shall be deemed an original, and all such counterparts, collectively, shall constitute one and the same Agreement.

IN WITNESS WHEREOF, the parties thereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

EVERENCE CAPITAL MANAGEMENT, INC.

By:
Name:
Title:

APERIO GROUP, LLC

By:
Name:
Title: